                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934



Date of Report (Date of earliest event reported)            January 29, l998


                           Commission File #0-18018



                             AEROVOX INCORPORATED
            (Exact name of registrant as specified in its charter)


             Delaware                                      76-0254329
            ----------                                     ----------
    (State or other jurisdiction of                      (I.R.S.Employer
     incorporation or organization)                     Identification No.)


                 740 Belleville Avenue, New Bedford, MA 02745
                 --------------------------------------------
             (Address of principal executive offices)  (Zip Code)


                                (508) 994-9661
                                --------------
                         Registrant's telephone number
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ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 29, l998, Aerovox reported (copy of press release attached) that its year-end results will include a reserve to cover remediation costs due to polyclorinated biphenlys (PCBs) in its New Bedford, Massachusetts plant. In addition, the Company will write off certain assets related to the facility. The total of the reserve and write-off provision is estimated to be between $11-$13 million. Financial results for the fourth quarter and year-end, including the impact of this provision, are scheduled to be released on February 17, l998.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorize;

                                       AEROVOX INCORPORATED




DATE  February 10, l998                BY /s/ Jeffrey A Templer
      --------------------             ------------------------
                                       Jeffrey A. Templer, Senior Vice President
                                       and Chief Financial Officer
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Aerovox/R/  An ISO 9000 Company

                                    Contact: Jeffrey Templer
                                             Senior Vice President
                                             508/910-3202




                 Aerovox Year-End Results To Include Write-Off

NEW BEDFORD, MA - Aerovox Incorporated (Nasdaq.NM:ARVX) announced today that its year-end results would include a reserve to cover remediation costs due to polychlorinated biphenyls(PCBs) in its New Bedford, Massachusetts plant. In addition, the Company will write off certain assets related to that facility. The total of the reserve and write-off provision is estimated to be between $11- $13 million. Financial results for the fourth quarter and year-end, including the impact of this provision, are scheduled to be released on February 17, l998.

     A recent study undertaken by the Company identified PCBs within the plant. The Company is currently working on a remediation plan, in cooperation with EPA-New England, which may involve relocation to another plant in the New Bedford area. As established, the remediation provision will cover either the cleaning and encapsulation of affected surfaces within the plant, or the removal of certain building materials, or the move to another facility.

     "We are actively looking for a new manufacturing location in the New Bedford area, either in an existing building or a new facility, although other alternatives have not been ruled out, " said Bob Elliott, President and CEO of Aerovox. "Our almost 100 year old plant is too old and too inefficient and costly to meet the Company's business needs. "

     NIOSH and other health agencies have conducted eight separate and independent health studies on workers exposed to PCBs in capacitor manufacturing plants, including Aerovox. These studies have revealed no harmful impact on the health of the participants linked to exposure to PCBs in the plant. Two-long-term studies are ongoing.

     Aerovox Incorporated is a leading manufacturer of film, paper and aluminum electrolytic capacitors. The Company sells its products worldwide, principally to original equipment manufacturers as components in electrical and electronic equipment. In addition to its plant in New Bedford, Massachusetts, Aerovox has operations in Huntsville, Alabama; Juarez, Mexico; and Weymouth, England.

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